UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2011

AXION INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, New Jersey (Address of principal executive offices)	07974 (Zip Code)

Registrant’s telephone number, including area code: (908) 542-0888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, the Directors of Axion International Holdings, Inc. (the "Company") accepted the resignation of James Kerstein as Chief Executive Officer.  Mr. Kerstein will continue to serve as Chief Technology Officer and Director of the Company.

The Board of Directors of the Company appointed Steve Silverman, currently the Company’s President, Chief Operating Officer and Director of the Company to now serve as the Company’s Chief Executive Officer.  Mr. Silverman, age 46, has been the President and Chief Operating Officer of the Company since October 11, 2010 and a Director since November 2, 2010.  Prior to joining the Company, Mr. Silverman served as executive vice president of Archbrook Laguna LLC (“Archbrook”) since 2006 and was vice president of operations and business development of Archbrook from 2000 until 2005.  From 1997 until 2000 he was Archbrook’s vice president of sales.  Archbrook is a total solution provider, supplying consumer electronics and computer products to retailers through a state-of-the-art logistic service.  As executive vice president, Mr. Silverman was responsible for developing and implementing strategic corporate policies as well as the day-to-day operational management of Archbrook.  As vice president of operations and business development, Mr. Silverman assumed a diverse range of strategic and operational functions, with a focus on business development.  Mr. Silverman received a B.S. in Business Administration from Widener University in 1986.

With respect to the employment of Mr. Silverman as Chief Executive Officer, there are no arrangements or understandings between him and the Company and any other persons pursuant to which he was appointed as Chief Executive Officer.  There is no material plan or contract arrangement to which Mr. Silverman is a party or in which he participates that is being entered into or amended in connection with his employment as Chief Executive Officer.  There is no proposed transaction between the Company and Mr. Silverman except Mr. Silverman’s employment agreement with the Company described in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended September 30, 2010.

Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On January 18, 2011, the Company’s Board of Directors approved the change of the date of the Company’s fiscal year end from September 30 to December 31.  A report covering the transition period will be filed on Form 10-K.

Item 8.01  Other Events.

On January 21, 2011, the Company issued a press release announcing the change in its Executive Officers and change in its fiscal year, a copy of which is filed as an exhibit to this Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release Dated January 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 21, 2011	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Steven Silverman
Name: Steven Silverman
Title: Chief Executive Officer